AMENDMENT NO. 1 TO RIGHTS AGREEMENT BETWEEN EXCAL ENTERPRISES,
INC. AND REGISTRAR AND TRANSFER COMPANY DATED AS OF APRIL 18, 1994


Pursuant to Section 27 of the Rights Agreement (the "Agreement") dated as of April 18, 1994 between Excal Enterprises, Inc., a Delaware corporation, formerly known as Assix International, Inc. (the "Company") and Registrar and Transfer Company, as Rights Agent, the Agreement is hereby amended as follows:

1. The first sentence of Section 1(a) of the Agreement is hereby amended in its entirety to read as follows:

          "Acquiring Person" shall mean any Person  (as
          hereinafter  defined) who or which,  together
          with  all Affiliates (as hereinafter defined)
          and  Associates (as hereinafter  defined)  of
          such  Person,  shall be the Beneficial  Owner
          (as  hereinafter defined) of 15% or  more  of
          the  outstanding Common Stock, provided  that
          an  Acquiring  Person shall  not  include  an
          Exempt  Person (as hereinafter defined),  and
          further   provided  that  any   Person   who,
          together  with all Affiliates and  Associates
          of  such  Person, is the Beneficial Owner  of
          15%  or more of the outstanding Common  Stock
          on  the date of this Agreement, shall not  be
          an  Acquiring  Person unless and  until  such
          person,  together  with  all  Affiliates  and
          Associates  of such Person, shall become  the
          Beneficial Owner of any additional shares  of
          Common  Stock  other  than  pursuant   to   a
          dividend  or  distribution paid or  made  pro
          rata  to  all  holders  of  Common  Stock  or
          pursuant  to  the  award of any  equity-based
          compensation  for  services  rendered  as  an
          employee   or   director  of   the   Company,
          including the grant or exercise of stock options or warrants.


2. All other provisions of the Agreement shall remain in full force and effect.

3.   This  amendment  shall be deemed a contract made  under  the laws of the State of Delaware and shall be governed by and construed in accordance with the laws of such state. This amendment may be executed in one or more counterparts.

EXCAL ENTERPRISES, INC.       REGISTRAR AND TRANSFER COMPANY



By:                           By: